Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:   c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)
------------------------

DATE OF EVENT REQUIRING STATEMENT: January 10, 2007
---------------------------------

SIGNATURE:

            By:    /s/ EMMANUEL ROMAN
                   -------------------------------
            Name:  Emmanuel Roman
            Title: Managing Director



            By:    /s/ VICTORIA PARRY
                   -------------------------------
            Name:  Victoria Parry
            Title: Senior Legal Counsel

                             Joint Filer Information

NAME: Emmanuel Roman, Noam Gottesman and Pierre Lagrange

ADDRESS:   c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)
------------------------

DATE OF EVENT REQUIRING STATEMENT: January 10, 2007
---------------------------------

SIGNATURE:  /s/ EMMANUEL ROMAN
---------   ------------------------
            EMMANUEL ROMAN, individually and on
            behalf of Noam Gottesman and Pierre Lagrange

The Powers of Attorney executed by Noam Gottesman and Pierre Lagrange, authorizing Emmanuel Roman to sign and file this Form 4 on each person's behalf, which were filed with the Schedule 13G filed with the Securities and Exchange Commission on December 15, 2006 by such Reporting Persons with respect to the common stock of Movado Group, Inc., are hereby incorporated by reference.